[LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI, PC]

March 3, 2020

eHealth, Inc.
2652 Augustine Drive, Second Floor
Santa Clara, California 95054

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as counsel to eHealth, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) on December 17, 2018 of a registration statement on Form S-3, as amended on January 22, 2019 and March 2, 2020 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder; the prospectus contained within the Registration Statement (the “Prospectus”); and the prospectus supplement to the Registration Statement dated March 2, 2020 (the “Prospectus Supplement”) filed with the Commission pursuant to Rule 424(b) promulgated under the Act. The Prospectus Supplement relates to the offering by the Company of up to 1,800,000 shares of the Company’s common stock (the “Common Stock”), $0.001 par value per share (the “Shares”), covered by the Registration Statement. The Shares include an option granted to the underwriters of the offering to purchase 270,000 shares of Common Stock. The offering and sale of the Shares are being made pursuant to an Underwriting Agreement by and among the Company and RBC Capital Markets, LLC and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named on Schedule I thereto, dated as of March 3, 2020 (the “Underwriting Agreement”).
We have examined the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein; the Prospectus; the Prospectus Supplement; and the Underwriting Agreement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (iv) the legal capacity of all natural persons.  As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.
We express no opinion herein as to the laws of any state or jurisdiction, other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware (the “DGCL”), as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction.
We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or

eHealth, Inc.
March 3, 2020

other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.
Based on the foregoing, we are of the opinion that the Shares have been duly authorized by the Company, and when issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation
/s/ Wilson Sonsini Goodrich & Rosati P.C.